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                                                                     EXHIBIT 5.1


          [GREENBERG GLUSKER FIELDS CLAMAN & MACHTINGER LLP LETTERHEAD]



                               September 14, 2000



SolutionsAmerica, Inc.
600 Corporate Pointe
12th Floor
Culver City, CA 90230


       Re:   Registration Statement on Form SB-2
             -----------------------------------


Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form SB-2 to be filed by SolutionsAmerica, Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of certain shares of the Company's common stock, par value $0.0001 per share, including (i) 2,000,000 shares of the Company's common stock, none of which are currently issued and outstanding ("Unissued Shares"), (ii) 1,930,000 shares of the Company's common stock currently issued and outstanding ("Issued Shares"), (iii) 1,611,775 shares of the Company's common stock underlying options and warrants issued by the Company ("Warrant and Option Shares"), and (iv) 11,600,000 shares of the Company's common stock underlying the Swartz warrant and equity line ("Swartz Shares"), (collectively, the "Company Shares").

     As your counsel, we are familiar with the proceedings taken in connection with the authorization, issuance and delivery of the Company Shares, and we have examined such matters of fact and law as we have deemed relevant in connection with this opinion.

     Based upon the foregoing, we are of the opinion that (i) the Unissued Shares when issued in exchange for valuable consideration, in the manner set forth in the Registration Statement, will be



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[GREENBERG GLUSKER FIELDS
CLAMAN & MACHTINGER LLP LETTERHEAD]


SolutionsAmerica, Inc.
September 14, 2000
Page 2


legally and validly issued, fully paid and non-assessable, (ii) the Issued Shares are legally and validly issued, fully paid and non-assessable, (iii) the Warrant and Option Shares when issued upon the exercise of the warrants and options and payment of the purchase price in accordance with the warrants and options, will be legally and validly issued, fully paid and non-assessable, and
(iv) the Swartz Shares when issued upon the exercise of the warrants and in accordance with the Investment Agreement, dated July 18, 2000, by and between the Company and Swartz, and upon payment of the purchase price as set forth therein, will be legally and validly issued, fully paid and non- assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption "Legal Matters" in the Prospectus that is a part thereof.



                                         Respectfully submitted,



                                         GREENBERG GLUSKER FIELDS
                                            CLAMAN & MACHTINGER LLP